UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2017

FIVE OAKS INVESTMENT CORP.

(Exact name of registrant as specified in its charter)

Maryland	001-35845	45-4966519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

540 Madison Avenue, 19th Floor

New York, New York 10022

(Address of principal executive offices)

(212) 257 5073

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders (the “Annual Meeting”) of Five Oaks Investment Corp. (the “Company”) was held on July 12, 2017. At the Annual Meeting, a total of 14,890,759 shares of the Company's common stock were present in person or represented by proxy, and the following items were submitted to a vote of, and approved by, the Company’s stockholders: (1) election of five directors to the Company’s Board of Directors, to serve as directors until the next annual meeting and until their respective successors are duly elected; and (2) ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2017. The final voting results with respect to each of the foregoing matters are set forth below.

1.

Each of the five nominees listed below was elected, without contest, as a member of the Board of Directors of the Company at the Annual Meeting, to serve as a director until the next annual meeting and until his their respective successors are duly elected. The voting results for each of the nominees for director were as follows:

Nominee	For	Withheld	Broker Non-Votes
David C. Carroll	7,129,214	338,777	7,422,768
Neil A. Cummins	6,908,709	559,282	7,422,768
William A. Houlihan	6,821,169	646,823	7,422,768
Walter C. Keenan	6,907,574	560,417	7,422,768
David Oston	7,029,173	438,818	7,422,768

2.	The appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2017 was ratified based upon the following votes:

For	Against	Abstain	Broker Non-Votes
14,501,721	198,423	190,614	N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Oaks Investment Corp.

Date: July 14, 2017	By:	/s/ David Oston
David Oston
Chief Financial Officer, Treasurer and Secretary